Exhibit 99.1

Frontier Reports Third-Quarter 2024 Results

DALLAS, Texas, November 5, 2024 -- Frontier Communications Parent, Inc. (NASDAQ: FYBR) (“Frontier”) reported third-quarter 2024 results today.

Third-Quarter 2024 Highlights

•	Added 381,000 fiber passings to reach 7.6 million total locations passed with fiber
•	Added 108,000 fiber broadband customers, resulting in fiber broadband customer growth of 19.3% year-over-year
•	Consumer fiber broadband ARPU of $65.40, up 1.4% year-over-year
•	Revenue of $1.49 billion increased 3.7% year-over-year as growth in fiber-based products was partly offset by declines in copper-based products
•	Operating income of $86 million and net loss of $82 million
•	Adjusted EBITDA of $549 million increased 4.4% year-over-year driven by revenue growth and lower costs of service that were partly offset by higher customer acquisition costs[1]
•	Total cash capital expenditures of $699 million
•	Generated net cash from operations of $618 million

Third-Quarter 2024 Consumer Results

•	Consumer revenue of $789 million increased 0.3% year-over-year as growth in fiber was partly offset by declines in copper
•	Consumer fiber revenue of $537 million increased 12.1% year-over-year as growth in broadband was partly offset by declines in video and voice
•	Consumer fiber broadband revenue of $414 million increased 21.8% year-over-year driven by growth in both fiber broadband customers and ARPU
•	Consumer fiber broadband customer net additions of 104,000 resulted in consumer fiber broadband customer growth of 20.0% year-over-year
•	Consumer fiber broadband customer churn of 1.49% compared to 1.47% in the third quarter of 2023

Third-Quarter 2024 Business and Wholesale Results
•	Business and Wholesale revenue of $682 million increased 7.6% year-over-year as growth in fiber was partly offset by declines in copper

1 Adjusted EBITDA is a non-GAAP measure of performance. See “Non-GAAP Measures” for a description of this measure and its calculation. See Schedule A for a reconciliation of Adjusted EBITDA to net loss.

•	Business and Wholesale fiber revenue of $330 million increased 17.4% year-over-year driven by growth in data and internet services
•	Business and Wholesale fiber broadband customer net additions of 4,000 resulted in Business and Wholesale fiber broadband customer growth of 9.5% year-over-year
•	Business and Wholesale fiber broadband customer churn of 1.50% compared to 1.24% in the third quarter of 2023[2]
•	Business and Wholesale fiber broadband ARPU of $98.71 increased 0.2% year-over-year[2]

Capital Structure

As of September 30, 2024, Frontier had total liquidity of $2.0 billion, including a cash balance of approximately $1.3 billion, and approximately $0.7 billion of available borrowing capacity on its revolving credit facility. Frontier’s net leverage ratio on September 30, 2024, was approximately 4.6x3. Frontier has no long-term debt maturities prior to 2027.

Pending Acquisition by Verizon

As previously announced on September 4, 2024, Verizon Communications Inc. (“Verizon”) and Frontier Communications Parent, Inc. entered into a definitive agreement (the “merger agreement”) for Verizon to acquire Frontier (the “transaction”). In connection with the proposed transaction, Frontier filed a definitive proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) and will hold a related special meeting of stockholders on November 13, 2024. Frontier’s Board of Directors continues to believe the transaction with Verizon at $38.50 per share is the best outcome for stockholders and strongly recommends stockholders vote “FOR” the transaction on November 13. For additional information, please reference our stockholder presentation here.

The transaction is expected to close by the first quarter of 2026, subject to receipt of requisite approval from Frontier’s stockholders and certain required regulatory approvals, and the satisfaction or waiver of the other conditions to the transaction described in the merger agreement.

Due to the pending transaction, Frontier will not host a conference call to review the third quarter or provide a financial outlook.

Investor Contact	Media Contact

Spencer Kurn	Chrissy Murray
SVP, Investor Relations	VP, Corporate Communications
+1 401-225-0475	+1 504-952-4225
spencer.kurn@ftr.com	chrissy.murray@ftr.com

About Frontier

Frontier (NASDAQ: FYBR) is the largest pure-play fiber provider in the U.S. Driven by our purpose, Building Gigabit America®, we deliver blazing-fast broadband connectivity that unlocks the potential of millions of consumers and businesses.  For more information, visit www.frontier.com.

2 Business and Wholesale churn and ARPU methodologies exclude circuits or fiber-to-the-tower churn.
3 Net leverage ratio is a non-GAAP measure. See “Non-GAAP Measures” and the condensed consolidated balance sheet data contained herein for a description and calculation of net leverage ratio.

2

Non-GAAP Financial Measures

Frontier uses certain non-GAAP financial measures in evaluating its performance, including EBITDA, EBITDA margin, Adjusted EBITDA, Adjusted EBITDA margin, operating free cash flow, adjusted operating expenses, and net leverage ratio, each of which is described below. Management uses these non-GAAP financial measures internally to (i) assist in analyzing Frontier's underlying financial performance from period to period, (ii) analyze and evaluate strategic and operational decisions, (iii) establish criteria for compensation decisions, and (iv) assist in the understanding of Frontier's ability to generate cash flow and, as a result, to plan for future capital and operational decisions. Management believes that the presentation of these non-GAAP financial measures provides useful information to investors regarding Frontier’s financial condition and results of operations because these measures, when used in conjunction with related GAAP financial measures, (i) provide a more comprehensive view of Frontier’s core operations and ability to generate cash flow, (ii) provide investors with the financial analytical framework upon which management bases financial, operational, compensation, and planning decisions, and (iii) present measurements that investors and rating agencies have indicated to management are useful to them in assessing Frontier and its results of operations.

A reconciliation of these measures to the most comparable financial measures calculated and presented in accordance with GAAP is included in the accompanying tables. These non-GAAP financial measures are not measures of financial performance or liquidity under GAAP, nor are they alternatives to GAAP measures, and they may not be comparable to similarly titled measures of other companies.

EBITDA is defined as net income (loss) less income tax expense (benefit), interest expense, investment and other income (loss), pension settlement costs, reorganization items, and depreciation and amortization. EBITDA margin is calculated by dividing EBITDA by total revenue.

Adjusted EBITDA is defined as EBITDA, as described above, adjusted to exclude certain pension/OPEB expenses, restructuring costs and other charges, stock-based compensation, and certain other non-recurring items. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by total revenue.

Management uses EBITDA, EBITDA margin, Adjusted EBITDA and Adjusted EBITDA margin to assist it in comparing performance from period to period and as measures of operational performance. Management believes that these non-GAAP measures provide useful information for investors in evaluating Frontier’s operational performance from period to period because they exclude depreciation and amortization expenses related to investments made in prior periods and are determined without regard to capital structure or investment activities. By excluding capital expenditures, debt repayments and dividends, among other factors, these non-GAAP financial measures have certain shortcomings. Management compensates for these shortcomings by utilizing these non-GAAP financial measures in conjunction with the comparable GAAP financial measures.

3

Management defines operating free cash flow as net cash provided from operating activities less capital expenditures, less payments on vendor financing related to capital expenditures. Management uses operating free cash flow to assist it in comparing liquidity from period to period and to obtain a more comprehensive view of Frontier’s core operations and ability to generate cash flow. Management believes that this non-GAAP measure is useful to investors in evaluating cash available to service debt and pay dividends. This non-GAAP financial measure has certain shortcomings; it does not represent the residual cash flow available for discretionary expenditures, as items such as debt repayments are not deducted in determining such measure. Management compensates for these shortcomings by utilizing this non-GAAP financial measure in conjunction with the comparable GAAP financial measure.

Adjusted operating expenses is defined as operating expenses adjusted to exclude depreciation and amortization, restructuring and other charges, certain pension/OPEB expenses, stock-based compensation, and certain other non-recurring items. Investors have indicated that this non-GAAP measure is useful in evaluating Frontier’s performance.

Net leverage ratio is calculated as net debt (total debt less cash and cash equivalents and short-term investments) divided by Adjusted EBITDA for the most recent four quarters. Investors have indicated that this non-GAAP measure is useful in evaluating Frontier’s debt levels.

The information in this press release should be read in conjunction with the financial statements and footnotes contained in Frontier’s documents filed with the SEC.

4

Forward-Looking Statements

This release contains "forward-looking statements" related to future events. Forward-looking statements address our expectations or beliefs concerning future events, including, without limitation, future operating and financial performance, our ability to implement our growth strategy our ability to comply with the covenants in the agreements governing our indebtedness, our capital expenditures, and other matters. These statements are made on the basis of management’s views and assumptions, as of the time the statements are made, regarding future events and performance and contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “may,” “will,” “would,” or “target.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. A wide range of factors could materially affect future developments and performance, including but not limited to: our significant indebtedness, our ability to incur substantially more debt in the future, and covenants in the agreements governing our current indebtedness that may reduce our operating and financial flexibility; declines in Adjusted EBITDA and revenue relative to historical levels that we are unable to offset; economic uncertainty, volatility in financial markets, and rising interest rates could limit our ability to access capital or increase the cost of capital needed to fund business operations, including our fiber expansion plans; our ability to successfully implement strategic initiatives, including our fiber buildout and other initiatives to enhance revenue and realize productivity improvements; our ability to secure necessary construction resources, materials and permits for our fiber buildout initiative in a timely and cost-effective manner; inflationary pressures on costs, including tight labor markets, increased fuel and electricity costs and potential disruptions in our supply chain, which could adversely impact our financial condition or results of operations and hinder our fiber expansion plans; our ability to effectively manage our operations, operating expenses, capital expenditures, debt service requirements and cash paid for income taxes and liquidity; the impact of potential information technology or data security breaches or other cyber-attacks or other disruptions; the impact of laws and regulations relating to the handling of privacy and data protection; competition from cable, wireless carriers, satellite providers, wireline carriers, fiber “overbuilders” and over the top companies, and the risk that we will not respond on a timely or profitable basis; our ability to successfully adjust to changes in the communications industry, including the effects of technological changes and competition on our capital expenditures, products and service offerings; our ability to retain or attract new customers and to maintain relationships with existing customers, including wholesale customers; our reliance on a limited number of key supplies and vendors; declines in revenue from our voice services, switched and nonswitched access and video and data services that we cannot stabilize or offset with increases in revenue from other products and services; our ability to secure, continue to use or renew intellectual property and other licenses used in our business; our ability to hire or retain key personnel; our ability to dispose of certain assets or asset groups or to make acquisition of certain assets on terms that are attractive to us, or at all; the effects of changes in the availability of federal and state universal service funding or other subsidies to us and our competitors and our ability to obtain future subsidies; our ability to comply with the applicable CAF II and RDOF requirements and the risk of penalties or obligations to return certain CAF II and RDOF funds; our ability to defend against litigation or government investigations and potentially unfavorable results from current pending and future litigation or investigations; our ability to comply with applicable federal and state consumer protection requirements; the effects of governmental legislation and regulation on our business, including costs, disruptions, possible limitations on operating flexibility and changes to the competitive landscape resulting from such legislation or regulation; the impact of regulatory, investigative and legal proceedings and legal compliance risks; our ability to effectively manage service quality in the states in which we operate and meet mandated service quality metrics or regulatory requirements; the effects of changes in income tax rates, tax laws, regulations or rulings, or federal or state tax assessments, including the risk that such changes may benefit our competitors more than us, as well as potential future decreases in the value of our deferred tax assets; the effects of changes in accounting policies or practices; our ability to successfully renegotiate union contracts; the effects of increased medical expenses and pension and postemployment expenses; changes in pension plan assumptions, interest rates, discount rates, regulatory rules and/or the value of our pension plan assets; the impact of adverse changes in economic, political and market conditions in the areas that we serve, the U.S. and globally, including but not limited to, disruption in our supply chain, inflation in pricing for key materials or labor, or other adverse changes resulting from epidemics, pandemics and outbreaks of contagious diseases, natural disasters, economic or political instability, terrorist attacks and wars, including the ongoing war in Ukraine and the Israel-Hamas war, or other adverse widespread developments; potential adverse impacts of climate change and increasingly stringent environmental laws, rules and regulations, and customer expectations and other environmental liabilities; market overhang due to substantial common stock holdings by our former creditors; certain provisions of Delaware law and our certificate of incorporation that may prevent efforts by our stockholders to change the direction or management of our company; the risk that the proposed transaction with Verizon may not be completed in a timely manner or at all; the failure to receive, on a timely basis or otherwise, the required approval of the proposed transaction by Frontier’s stockholders; the possibility that any or all of the various conditions to the consummation of the proposed transaction may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); the possibility that competing offers or acquisition proposals for Frontier will be made; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement relating to the proposed transaction, including in circumstances which would require Frontier to pay a termination fee to Verizon; the effect of the announcement or pendency of the proposed transaction on Frontier’s ability to attract, motivate or retain key executives and employees, its ability to maintain relationships with its customers, suppliers and other business counterparties, or its operating results and business generally; risks related to the proposed transaction diverting management’s attention from Frontier’s ongoing business operations; the amount of costs, fees and expenses related to the proposed transaction; the risk that Frontier’s stock price may decline significantly if the transaction is not consummated; the risk of shareholder litigation in connection with the proposed transaction, including resulting expense or delay; and certain other factors set forth in our other filings with the SEC. This list of factors that may affect future performance and the accuracy of forward-looking statements is illustrative and is not intended to be exhaustive.  You should consider these important factors, as well as the risks and other factors contained in Frontier’s filings with the SEC, including our most recent reports on Form 10-K and Form 10-Q.  These risks and uncertainties may cause actual future results to be materially different than those expressed in such forward-looking statements.  We do not intend, nor do we undertake any duty, to update any forward-looking statements.

5

Participants in the Solicitation

Frontier and Frontier’s directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies from the stockholders of Frontier in connection with the proposed transactions. Information about Frontier’s directors and executive officers is set forth in the Frontier Proxy Statement on Schedule 14A for its 2024 Annual Meeting of Shareholders, which was filed with the SEC on April 3, 2024. To the extent holdings of Frontier’s securities by its directors or executives officers have changed since the amounts set forth in such 2024 proxy statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC, including the Form 4s filed by: John Harrobin on May 7, 2024; William McGloin on May 7, 2024 and June 21, 2024; Scott C. Beasley on May 7, 2024; Mark D. Nielsen on May 7, 2024; John G. Stratton on May 7, 2024; Veronica Bloodworth on May 7, 2024; Alan Gardner on May 7, 2024; Maryann Turcke on May 30, 2024; Kevin L. Beebe on May 30, 2024; George Haywood Young III on May 30, 2024; Pamela L. Coe on May 30, 2024; Lisa Chang on May 30, 2024; Stephen Charles Pusey on May 30, 2024; Pratabkumar Vemana on May 30, 2024; and Margaret Mary Smyth on May 30, 2024.  Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is included in Frontier’s definitive proxy statement relating to the proposed transactions, which was filed with the SEC on October 7, 2024. These documents may be obtained free of charge from the SEC’s website at www.sec.gov or Frontier’s website at investor.frontier.com.

Important Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Frontier by Verizon. In connection with the proposed transaction, on October 7, 2024, Frontier filed a definitive proxy statement with the SEC. INVESTORS AND STOCKHOLDERS OF FRONTIER ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING FRONTIER’S PROXY STATEMENT, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and stockholders are or will be able to obtain the documents free of charge either from the SEC’s website at www.sec.gov or from Frontier’s Investor Relations website at investor.frontier.com or by contacting Frontier’s Investor Relations by e-mail at ir@ftr.com.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made in the United States absent registration under the U.S. Securities Act of 1933, as amended, or pursuant to an exemption from, or in a transaction not subject to, such registration requirements.

6

Frontier Communications Parent, Inc.
Unaudited Financial Data

	For the three months ended	For the three months ended	For the three months ended
($ in millions and shares in thousands, except per share amounts)	September 30, 2024	June 30, 2024	September 30, 2023

Statements of Operations Data
Revenue	$1,489	$1,480	$1,436

Operating expenses:
Cost of service	538	516	545
Selling, general, and administrative expenses	427	449	405
Depreciation and amortization	410	398	356
Restructuring costs and other charges	28	26	16
Total operating expenses	1,403	1,389	1,322

Operating income	86	91	114

Investment and other income (loss), net	29	(24)	67
Interest expense	(203)	(199)	(170)

Income (loss) before income taxes	(88)	(132)	11
Income tax benefit	(6)	(9)	-
Net income (loss)	$(82)	$(123)	$11

Weighted average shares outstanding - basic	248,986	248,754	245,761
Weighted average shares outstanding - diluted	248,986	248,754	247,447

Basic net earnings (loss) per common share	$(0.33)	$(0.49)	$0.05
Diluted net earnings (loss) per common share	$(0.33)	$(0.49)	$0.05

Other Financial Data:
Capital expenditures	$699	$626	$671

Frontier Communications Parent, Inc.
Unaudited Financial Data

	For the nine months ended	For the nine months ended
($ in millions and shares in thousands, except per share amounts)	September 30, 2024	September 30, 2023

Statements of Income Data
Revenue	$4,431	$4,325

Operating expenses:
Cost of service	1,576	1,615
Selling, general, and administrative expenses	1,304	1,250
Depreciation and amortization	1,196	1,040
Restructuring costs and other charges	88	48
Total operating expenses	4,164	3,953

Operating income	267	372

Investment and other income, net	117	101
Interest expense	(601)	(460)

Income (loss) before income taxes	(217)	13
Income tax expense (benefit)	(13)	1
Net income (loss)	$(204)	$12

Weighted average shares outstanding - basic	247,866	245,431
Weighted average shares outstanding - diluted	247,866	247,336

Basic net earnings (loss) per common share	$(0.82)	$0.05
Diluted net earnings (loss) per common share	$(0.82)	$0.05

Other Financial Data:
Capital expenditures	$1,991	$2,882

Frontier Communications Parent, Inc.
Unaudited Financial Data

	For the quarter ended
($ in millions)	September 30, 2024	June 30, 2024	September 30, 2023

Selected Statement of Income Data
Revenue:
Data and Internet services	$1,004	$983	$895
Voice services	301	312	341
Video services	83	88	104
Other	83	83	81
Revenue from contracts with customers	1,471	1,466	1,421
Subsidy and other revenue	18	14	15
Total revenue	$1,489	$1,480	$1,436

Other Financial Data
Revenue:
Consumer	$789	$789	$787
Business and wholesale	682	677	634
Revenue from contracts with customers	$1,471	$1,466	$1,421

Fiber	$867	$840	$760
Copper	604	626	661
Revenue from contracts with customers	$1,471	$1,466	$1,421

	For the nine months ended	For the nine months ended
($ in millions)	September 30, 2024	September 30, 2023

Selected Statement of Income Data
Revenue:
Data and Internet services	$2,934	$2,637
Voice services	934	1,044
Video services	265	333
Other	250	253
Revenue from contracts with customers	4,383	4,267
Subsidy and other revenue	48	58
Total revenue	$4,431	$4,325

Other Financial Data
Revenue:
Consumer	$2,365	$2,323
Business and wholesale	2,018	1,944
Revenue from contracts with customers	$4,383	$4,267

Fiber	$2,512	$2,235
Copper	1,871	2,032
Revenue from contracts with customers	$4,383	$4,267

Frontier Communications Parent, Inc.
Unaudited Operating Data

	As of and for the three months ended			For the nine months ended
	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023

Broadband customer metrics (1)
Broadband customers (in thousands)	3,057	3,010	2,913	3,057	2,913
Net customer additions	47	36	15	114	45

Consumer customer metrics
Customers (in thousands)	3,176	3,154	3,118	3,176	3,118
Net customer additions (losses)	22	14	(9)	47	(15)
Average monthly consumer revenue per customer	$83.12	$83.57	$83.99	$83.51	$82.49
Customer monthly churn	1.80%	1.65%	1.70%	1.64%	1.55%

Employees	12,950	12,960	13,756	12,950	13,756

(1) Amounts presented include related metrics for our wholesale customers.

Frontier Communications Parent, Inc.
Condensed Consolidated Balance Sheet Data

	(Unaudited)
($ in millions)	September 30, 2024	December 31, 2023

ASSETS
Current assets:
Cash and cash equivalents	$1,320	$1,125
Short-term investments	-	1,075
Accounts receivable, net	419	446
Other current assets	147	135
Total current assets	1,886	2,781

Property, plant and equipment, net	15,226	13,933
Other assets	3,747	3,979
Total assets	$20,859	$20,693

LIABILITIES AND EQUITY
Current liabilities:
Long-term debt due within one year	$10	$15
Accounts payable and other current liabilities	2,443	2,260
Total current liabilities	2,453	2,275

Deferred income taxes and other liabilities	1,784	1,893
Long-term debt	11,556	11,246
Equity	5,066	5,279
Total liabilities and equity	$20,859	$20,693

	As of September 30, 2024
Leverage Ratio
Numerator:
Long-term debt due within one year	$10
Long-term debt	11,556
Total debt	$11,566
Less: Cash and cash equivalents	(1,320)
Net debt	$10,246

Denominator:
Adjusted EBITDA - last 4 quarters	$2,205

Net Leverage Ratio	4.6	x

Frontier Communications Parent, Inc.
Unaudited Consolidated Cash Flow Data

	For the three months ended
	September 30, 2024	September 30, 2023
($ in millions)

Cash flows provided from (used by) operating activities:
Net income (loss)	$(82)	$11
Adjustments to reconcile net loss to net cash provided from (used by) operating activities:
Depreciation and amortization	410	356
Pension/OPEB special termination benefit enhancements	1	-
Stock-based compensation	17	30
Amortization of premium	(5)	(6)
Bad debt expense	10	8
Other adjustments	3	7
Deferred income taxes	(8)	(1)
Change in accounts receivable	5	(26)
Change in long-term pension and other postretirement liabilities	(38)	(98)
Change in accounts payable and other liabilities	316	113
Change in prepaid expenses, income taxes, and other assets	(11)	(11)
Net cash provided from operating activities	618	383

Cash flows provided from (used by) investing activities:
Capital expenditures	(699)	(671)
Purchases of short-term investments (1)	-	(1,275)
Sale of short-term investments (1)	-	575
Purchases of long-term investments	-	(63)
Proceeds from sale of asset	8	14
Other	-	1
Net cash used by investing activities	(691)	(1,419)

Cash flows provided from (used by) financing activities:
Long-term debt payments	(403)	(56)
Proceeds from long-term debt borrowings	750	1,528
Premium paid to retire debt	-	(10)
Financing costs paid	(29)	(43)
Finance lease obligation payments	(8)	(6)
Proceeds from sale and lease-back transactions	-	21
Taxes paid on behalf of employees for shares withheld	-	(2)
Other	(3)	(4)
Net cash provided from financing activities	307	1,428

Increase in cash, cash equivalents, and restricted cash	234	392
Cash, cash equivalents, and restricted cash at the beginning of the period	1,246	662
Cash, cash equivalents, and restricted cash at the end of the period	$1,480	$1,054

Supplemental cash flow information:
Cash paid during the period for:
Interest	$153	$135
Income tax payments (refunds), net	$1	$-

(1) Amounts represent cash movement to/from short-term investments. Given the long-term nature of the fiber build, we have invested cash in short-term investments to improve interest income while preserving funding flexibility.

Frontier Communications Parent, Inc.
Unaudited Consolidated Cash Flow Data

	For the nine months ended
	September 30, 2024	September 30, 2023
($ in millions)

Cash flows provided from (used by) operating activities:
Net income (loss)	$(204)	$12
Adjustments to reconcile net loss to net cash provided from (used by) operating activities:
Depreciation and amortization	1,196	1,040
Pension/OPEB special termination benefit enhancements	11	-
Stock-based compensation	54	81
Amortization of premium	(15)	(21)
Bad debt expense	30	24
Other adjustments	10	9
Deferred income taxes	(18)	(1)
Change in accounts receivable	(3)	(35)
Change in long-term pension and other postretirement liabilities	(156)	(149)
Change in accounts payable and other liabilities	392	101
Change in prepaid expenses, income taxes, and other assets	30	(13)
Net cash provided from operating activities	1,327	1,048

Cash flows provided from (used by) investing activities:
Capital expenditures	(1,991)	(2,882)
Purchases of short-term investments (1)	-	(1,850)
Sale of short-term investments (1)	1,075	2,325
Purchases of long-term investments	-	(63)
Proceeds on sale of assets	12	18
Other	6	1
Net cash used by investing activities	(898)	(2,451)

Cash flows provided from (used by) financing activities:
Long-term debt payments	(410)	(64)
Proceeds from long-term debt borrowings	750	2,278
Payments of vendor financing	(415)	-
Premium paid to retire debt	-	(10)
Proceeds from financing lease transactions	-	(56)
Financing costs paid	(29)	21
Finance lease obligation payments	(23)	(18)
Taxes paid on behalf of employees for shares withheld	(49)	(9)
Other	(12)	(7)
Net cash provided from (used by) financing activities	(188)	2,135

Increase in cash, cash equivalents, and restricted cash	241	732
Cash, cash equivalents, and restricted cash at the beginning of the period	1,239	322
Cash, cash equivalents, and restricted cash at the end of the period	$1,480	$1,054

Supplemental cash flow information:
Cash paid during the period for:
Interest	$565	$449
Income tax (refund) payments, net	$(8)	$1

(1) Amounts represent cash movement to/from short-term investments. Given the long-term nature of the fiber build, we have invested cash in short-term investments to improve interest income while preserving funding flexibility.

SCHEDULE A
Frontier Communications Parent, Inc.
Unaudited Financial Data
Reconciliation of Non-GAAP Financial Measures

	For the three months ended			For the nine months ended
($ in millions)	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023

Net income (loss)	$(82)	$(123)	$11	$(204)	$12
Add back (subtract):
Income tax expense (benefit)	(6)	(9)	-	(13)	1
Interest expense	203	199	170	601	460
Investment and other (income) loss, net	(29)	24	(67)	(117)	(101)
Operating income	86	91	114	267	372
Depreciation and amortization	410	398	356	1,196	1,040
EBITDA	$496	$489	$470	$1,463	$1,412

Add back:
Pension/OPEB expense	$8	$9	$9	$26	$31
Restructuring costs and other charges	28	26	16	88	48
Stock-based compensation	17	11	30	54	81
Storm-related costs	-	-	1	-	6
Legal settlement	-	25	-	25	-
Adjusted EBITDA	$549	$560	$526	$1,656	$1,578

EBITDA margin	33.3%	33.0%	32.7%	33.0%	32.6%
Adjusted EBITDA margin	36.9%	37.8%	36.6%	37.4%	36.5%

Free Cash Flow

Net cash provided from operating activities	$618	$374	$383	$1,327	$1,048
Capital expenditures	(699)	(626)	(671)	(1,991)	(2,882)
Payment of vendor financing- capital expenditures	-	(52)	-	(415)	-
Operating free cash flow	$(81)	$(304)	$(288)	$(1,079)	$(1,834)

SCHEDULE B
Frontier Communications Parent, Inc.
Unaudited Consolidated Financial Data
Reconciliation of Non-GAAP Financial Measures

	For the three months ended			For the nine months ended
($ in millions)	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Adjusted Operating Expenses

Total operating expenses	$1,403	$1,389	$1,322	$4,164	$3,953

Subtract:
Depreciation and amortization	410	398	356	1,196	1,040
Pension/OPEB expense	8	9	9	26	31
Restructuring costs and other charges	28	26	16	88	48
Stock-based compensation	17	11	30	54	81
Storm-related costs	-	-	1	-	6
Legal settlement	-	25	-	25	-
Adjusted operating expenses	$940	$920	$910	$2,775	$2,747

SCHEDULE C
Frontier Communications Parent, Inc.
Selected Financial and Operating Data (1)
(Unaudited)

		As of or for the quarter ended			For the nine months ended
		September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023

Broadband Revenue ($ in millions)
Total Company	Fiber	$454	$432	$377	$1,300	$1,067
	Copper	141	151	169	447	515
	Total	$595	$583	$546	$1,747	$1,582

Estimated Fiber Passings (in millions)
Base Fiber Passings		3.2	3.2	3.2
Total Fiber Passings		7.6	7.2	6.2

Estimated Broadband Fiber % Penetration
Base Fiber Penetration		45.7%	45.3%	43.9%
Total Fiber Penetration		30.2%	30.4%	31.2%

Broadband Customers, end of period (in thousands)
Consumer	Fiber	2,157	2,053	1,797
	Copper	666	721	870
	Total	2,823	2,774	2,667

Business + Wholesale (2)	Fiber	138	134	126
	Copper	96	102	120
	Total	234	236	246

Broadband Net Adds (in thousands)
Consumer	Fiber	104	90	75
	Copper	(55)	(50)	(58)
	Total	49	40	17

Business + Wholesale (2)	Fiber	4	2	4
	Copper	(6)	(6)	(6)
	Total	(2)	(4)	(2)

Broadband Churn
Consumer	Fiber	1.49%	1.40%	1.47%	1.38%	1.36%
	Copper	2.37%	2.02%	2.18%	2.11%	1.91%
	Total	1.71%	1.57%	1.72%	1.58%	1.56%

Business + Wholesale (2)	Fiber	1.50%	1.31%	1.24%	1.38%	1.32%
	Copper	2.05%	1.99%	1.68%	2.01%	1.75%
	Total	1.73%	1.61%	1.46%	1.66%	1.54%
Broadband ARPU
Consumer	Fiber	$65.40	$65.32	$64.49	$65.41	$63.10
	Copper	59.16	58.26	54.62	57.86	51.81
	Total	$63.85	$63.41	$61.15	$63.33	$58.99

Business + Wholesale (2)	Fiber	$98.71	$97.83	$98.54	$98.36	$100.23
	Copper	64.98	63.83	59.87	63.26	60.56
	Total	$84.52	$85.57	$79.35	$82.86	$79.76

(1) Certain operational metrics, including passings, penetration, Base Fiber penetration, ARPU and churn are defined in the accompanying Trending Schedule available at Frontier's website https://investor.frontier.com.

(2) Business + Wholesale customers include our small, medium business, larger enterprise (SME) customers and wholesale subscribers.